Filed With the Securities and Exhange Commission on December 9, 1997 Registration No._________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              ARGONAUT GROUP, INC.
                           (Exact name of issuer as specified in its charter)
                               DELAWARE 95-4057601
                (State of other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

           1800 AVENUE OF THE STARS, SUITE 1175, LOS ANGELES,CA 90067
               (Address of Principal Executive Offices) (Zip Code)

                                                            ARGONAUT GROUP, INC.
                                      1986 STOCK OPTION PLAN (Full title of the
                                                                 Plan)
JAMES B HALLIDAY                      Copies to:
Vice President and Treasurer                 Edmund M. Kaufman, Esq.
Argonaut Group, Inc.                         Richard C. Wirthlin, Esq.
1800 Avenue of the Stars, Suite 1175         Irell & Manella  LLP
Los Angeles,  California   90067             1800 Avenue of the Stars, Ste. 900
Telephone:  (310) 553-0561                   Los Angeles, California   90067
(Name and address of agent for service)      Telephone:  (310) 277-1010

                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
                                            Proposed      Proposed
Title of                                             Maximum           Maximum
Securities                 Amount                    Offering          Aggregate        Amount of
to be                      to be                     Price             Offering         Registration
Registered                 Registered                per Share (1)     Price            Fee
------------------------------------------------------------------------

Common Stock Issuable        500,000                  $ 33.9375       $ 16,468,750       $ 4,858.28
upon exercise of options     shares
and/or stock appreciation
rights


----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. The fee has been calculated pursuant to Rule 457 (g) based upon the closing price per share of the Registrants' Common Stock on the NASDAQ National Market system on December 5, 1997, a date within 15 days prior to the date of filing of this Registration Statement.


                                EXPLANATORY NOTE

         On February 13, 1987, Argonaut Group, Inc. (the "Company") filed a registration Statement on form S-8 (Reg. No. 33-12034)(the "Previous Registration") relating to the registration of shares of common stock, $0.10 par value ("Common Stock"), of the Company.

         Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 500,000 shares of the Company's Common Stock which may be acquired upon the exercise of stock options granted to employees of the Company.

         The Previous Registration is hereby incorporated by reference, pursuant to General Instruction E to Form S-8.

                                     PART II
Item 8. EXHIBITS.

         EXHIBIT
         NUMBER                             DESCRIPTION

         5                             Legal Opinion of Irell & Manella LLP(1)
         23.1                          Consent of Independent Auditors - Arthur
                                        Andersen LLP (1)
         23.2                          Consent of Irell & Manella LLP
                                       (included in legal opinion filed as
                                        Exhibit 5)
         24                             Power of Attorney (included on the
                                        signature pages filed herewith)


------------------------------------------
(1) Filed herewith






                                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its be half by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 9, 1997.


                                            ARGONAUT GROUP, INC.

                                            By    /s/ Charles E. Rinsch
                                            Charles E. Rinsch
                                            President and Director
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:
         That the undersigned officers and directors of Argonaut Group, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Rinsch and James B Halliday, and each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent dermines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or tegulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each ot the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of December 9, 1997.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 9, 1997 in the capacities indicated.

SIGNATURE                           TITLE

/s/ Charles E. Rinsch                       President and Director
Charles E. Rinsch                   (Principal Executive Officer)

/s/ James B Halliday                Vice President and Treasurer,
James B Halliday                     (Principal Accounting Officer)

/s/ George A. Roberts                        Director
George A. Roberts

/s/ Arthur Rock                                       Director
Arthur Rock

/s/ Fayez  S. Sarofim                         Director
Fayez S. Sarofim

/s/ Henry E. Singleton                       Director
Henry E. Singleton

                                     II - 2

                                LIST OF EXHIBITS

         EXHIBIT
         NUMBER                             DESCRIPTION

         5                             Legal Opinion of Irell & Manella LLP(1)
         23.1                          Consent of Independent Auditors - Arthur
                                       Andersen LLP (1)
         23.2                          Consent of Irell & Manella LLP
                                       (included in legal opinion filed as
                                       Exhibit 5)
         24                            Power of Attorney (included on the
                                       signature pages filed herewith)


------------------------------------------
(1) Filed herewith

                                                                      EXHIBIT 5
                      LEGAL OPINION OF IRELL & MANELLA LLP
                       [LETTERHEAD OF IRELL & MANELLA LLP]
                                December 9, 1997

Argonaut Group, Inc.
1800 Avenue of the Stars
Suite 1175
Los Angeles, California  90067

Ladies and Gentlemen:
         We  have  acted  as  counsel  for  Argonaut  Group,   Inc.  a  Delaware
corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about December 9, 1997 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering
500,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares"). As your counsel in connection with this transaction, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion.
         Based on these examinations, it is our opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.
         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                            Very Truly Yours,

                                                        /s/ IRELL & MANELLA LLP
                                                            Irell & Manella LLP

                                                                   EXHIBIT 23.1





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 5, 1997, incorporated by reference in Argonaut Group, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
San Francisco, California
November 19, 1997